United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 29, 2010

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Date of Report

[Date of Earliest Event Reported]

ALPINE AIR EXPRESS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-27011	33-0619518
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Alpine Air Way

Provo, Utah  84601

(Address of Principal Executive Offices)

(801) 373-1508

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 29, 2010, following the receipt of comments from the Securities and Exchange Commission (the “Commission”) with respect to the classification of the outstanding shares of preferred stock of Alpine Air Express, Inc., a Delaware corporation (the “Company”), the Company’s Board of Directors determined that the Company’s financial statements for the fiscal year ended October 31, 2009, should no longer be relied on.  The Company’s preferred stock has been classified in the subject financial statements as a part of stockholder’s equity.  Pursuant to the Commission’s comment letter and management’s review of applicable accounting standards, pronouncements and interpretations, the Board of Directors has determined to prepare restated financial statements reclassifying the preferred stock outside of common equity and to prepare and file with the Commission an amended Annual Report on Form 10-K-A1 for the fiscal year ended October 31, 2009.  The restatement of the subject financial statements will have no effect on the Company’s total assets, total liabilities, revenues, net income, or net income per common share.  Management has discussed the above-referenced matters with the Company’s independent accountants, Jones Simkins, P.C.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE AIR EXPRESS, INC.

Date:	7/30/10	By:	/s/Eugene R. Mallette
Eugene R. Mallette
CEO